Exhibit 99.1

New Residential and HLSS Announce Entry into Purchase Agreement and Termination of Merger Agreement

New Residential Extends Servicing Contracts with Ocwen to Enhance Long-Term Partnership

April 06, 2015 04:50 PM Eastern Daylight Time

NEW YORK, NEW YORK AND GEORGE TOWN, GRAND CAYMAN—(BUSINESS WIRE)—New Residential Investment Corp. (NYSE:NRZ, “New Residential”, the “Company”) and Home Loan Servicing Solutions, Ltd. (NASDAQ:HLSS, “HLSS”) announced today that they have entered into a purchase agreement (the “Asset Purchase Agreement”), under which New Residential acquired substantially all of the assets, and assumed substantially all of the liabilities of HLSS (the “Asset Purchase”). Simultaneously, New Residential and HLSS mutually terminated the merger agreement originally announced on February 22, 2015.

Under the Asset Purchase Agreement, New Residential paid HLSS an equity purchase price of approximately $1.2 billion, or $17.08 per HLSS share on 71 million HLSS shares. With adjustments for cash and the repayment of HLSS debt, New Residential paid HLSS a total purchase price of approximately $1.4 billion, comprised of approximately $1 billion of cash and 28.2 million newly issued shares of New Residential. The Asset Purchase was approved by the Board of Directors of each company and did not require shareholder approval. The Asset Purchase was consummated concurrently with signing of the Asset Purchase Agreement.

Furthermore, New Residential has separately agreed to a multi-year extension of the servicing contracts with Ocwen Financial Corporation (NYSE:OCN, “Ocwen”), providing for a long-term partnership between New Residential and Ocwen.

In announcing this transaction, Michael Nierenberg, Chief Executive Officer of New Residential commented, “When it became evident that HLSS was unable to satisfy the merger conditions as originally expected, we worked collaboratively with HLSS management to structure this Asset Purchase to meet our mutual goals. We are extremely pleased to complete this milestone transaction; and we are excited for the opportunity to expand and strengthen our partnerships with both Nationstar Mortgage and Ocwen, the two largest non-bank servicers in the United States. The extension in servicing contracts with Ocwen will further solidify their position as one of New Residential’s preferred servicers and help promote a mutually beneficial partnership between the two companies. Looking ahead, we remain confident in our ability to generate strong returns for our shareholders and excel as one of the leading capital providers in the mortgage servicing business.”

John Van Vlack, Chief Executive Officer of HLSS stated, “Despite our efforts to pursue the merger as initially planned, certain circumstances prompted HLSS to pursue an Asset Purchase Agreement with New Residential. We believe this alternative transaction structure made the most sense for us as it allowed HLSS to file its financial results without a going concern qualification and provide the greatest certainty on funding new servicing advances. This transaction will also enable our shareholders to maximize value for their shares.”

In addition, Michael Bourque, Chief Financial Officer of Ocwen commented, “We are very pleased to have established a new partnership with New Residential. Our entry into a relationship with New Residential, which includes an extension of our servicing contracts, will not only help to secure the financing of Ocwen’s servicing business but also provide additional stability to the mortgage servicing industry. We look forward to a growing and productive relationship with our new financing partner.”

Advising New Residential on the Asset Purchase were Skadden, Arps, Slate, Meagher & Flom LLP, Sidley Austin LLP, and Maples and Calder as legal advisors. Advising HLSS on the Asset Purchase was Citi as financial advisor and Weil, Gotshal & Manges LLP and Walkers as legal advisors.

ABOUT NEW RESIDENTIAL

New Residential focuses on opportunistically investing in, and actively managing, investments related to residential real estate. The Company primarily targets investments in mortgage servicing related assets and other related opportunistic investments. New Residential is organized and conducts its operations to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. The Company is managed by an affiliate of Fortress Investment Group LLC (NYSE:FIG), a global investment management firm.

ABOUT HOME LOAN SERVICING SOLUTIONS

Home Loan Servicing Solutions, Ltd. was formed to acquire mortgage servicing assets consisting of mortgage servicing rights, rights to fees and other income from servicing mortgage loans, and associated servicing advances. Its principal executive offices are located in the George Town, Cayman Islands.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements regarding the expansion and strengthening of our partnerships with both Nationstar Mortgage and Ocwen and their position as one of New Residential’s preferred servicers, our ability to generate strong returns and maximize value for our shareholders and excel as one of the leading capital providers in the mortgage servicing business, and the ability to secure the financing of Ocwen’s servicing business and to provide additional stability to the mortgage servicing industry. These statements are based on the current expectations and beliefs of management of each of New Residential and HLSS and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond the control of New Residential and HLSS. Neither New Residential nor HLSS can give any assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in each company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, which are available on each company’s website (www.newresi.com; www.HLSS.com). Factors which could have a material adverse effect on each company’s operations and future prospects include, but are not limited to, various risks relating to the Asset Purchase; unanticipated expenditures relating to the Asset Purchase; litigation relating to the Asset Purchase; the impact of the Asset Purchase on each company’s relationships with employees and third parties; the inability to obtain, or delays in obtaining cost savings and synergies from the Asset Purchase; and adverse developments involving Ocwen and its subsidiaries, including regulatory investigations and legal proceedings against Ocwen or others with whom it conducts business, counterparty concentration and default risks in Ocwen and the ability to favorably resolve the alleged events of default under the Sixth Amended and Restated Indenture, dated as of January 17, 2014, by and among HLSS Servicer Advance Receivables Trust, Deutsche Bank National Trust Company, HLSS Holdings, LLC, Ocwen Loan Servicing, LLC, and Wells Fargo Securities, LLC and Credit Suisse AG, New York Branch. In addition, new risks and uncertainties emerge from time to time, and it is not possible for New Residential or HLSS to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. New Residential and HLSS expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in their expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Contacts

New Residential Investment Corp.

Investor Relations

212-479-3150

or

Home Loan Servicing Solutions, Ltd.

Investor Relations

678-784-3231